   EXHIBIT 21 SUBSIDIARIES AND AFFILIATES OF GLOBAL INDUSTRIAL TECHNOLOGIES,
                            INC. AT JANUARY 1, 1997
       (All Affiliates are Corporations, unless otherwise indicated)

                                                                                             % of Voting
                                                                  State or Other             Securities
                                                                  Sovereign Power             owned by
                                                                 Under the Laws of           Immediate
                 Name                                             Which Organized             Parent
-------------------------------------                           --------------------        -----------
Global Industrial Technologies Services Company                 Delaware                      100%
Corrosion IP Corp.                                              Nevada                        100%
 Corrosion Technology International, Inc.                       Delaware                      100%
 Corrosion Technology International Services Company            Delaware                      100%
GPX Corp.                                                       Nevada                        100%
 INTOOL, Incorporated                                           Delaware                      100%
   Airetool and Yost Superior Realty, Inc.                      Ohio                           50% (a)
   The Rotor Tool Company                                       Delaware                      100%
     Rotor Tool International, Inc.                             U. S. Virgin Islands          100%
 Global Processing Systems, Inc.                                Delaware                      100%
   Ameri-Forge Corporation                                      Delaware                      100%
     UCR, Inc.                                                  Texas                         100%
   The Marion Power Shovel Company                              Delaware                      100%
 Global-GIX Canada Inc.                                         Canada                        100%
 Indresco de Mexico, S..A. de C.V.                              Mexico                        100%
   Intool de Mexico, S.A. de C.V.                               Mexico                        100%
   Refractarios Mexicanos, S..A. de C.V.                        Mexico                        100%
   Corrosion Technologies de Mexico, S.A de C.V.                Mexico                        100%
Harbison-Walker Refractories Company                            Delaware                      100%
 Indresco International, Ltd.                                   Delaware                      100%
    Harbison-Walker Refractories Europe, Ltd.                   Delaware                      100%
 Indresco International Holdings, Inc.                          Minnesota                     100%
 Indresco Jeffrey Industria e Comercio Ltda.                    Brazil                        100%
 SDC Corporation                                                Japan                          50% (a)
Indresco International Refractories, Inc.                       Delaware                      100%
 Construcciones Refractarias RECSA, S.A.                        Chile                          99% (e)
 Refmex, S.R.L. de C.V.                                         Mexico                         95% (b)
 Refractarios Green S.R.L. de C.V.                              Mexico                       94.4% (c)
GIX International Limited                                       U.K.                          100%
 C.T.I. Europe                                                  Belgium                       100%
 Corrosion Technology Peru S.A.                                 Peru                          100%
 Corrosion Technology Chile S.A.                                Chile                         100%
 CTI Pacific Pty Ltd                                            Australia                     100%
 CTI Pacific Chusik Hoesa                                       Korea                         100%
 INTOOL International B.V.                                      Netherlands                   100%
   Komdresco (Partnership)                                      South Africa                   50% (1)(a)
   Tswana Equipment Pty. Ltd.                                   Botswana                       50% (a)
 Marion Power Shovel Pty Ltd.                                   Australia                     100%
 Indresco U.K. Limited                                          U.K.                          100%
 Refractarios Chilenos  S. A.                                   Chile                          99% (d)
 INTOOL International GmbH                                      Germany                       100%
 Marion South America S.A.                                      Chile                         100%

(a) Accounts of these companies are not included in Consolidated Financial Statements.
(b)  The remaining 5% is owned by Indresco de Mexico, S.A. de C.V.
(c)  An additional 5% is owned by Indresco de Mexico, S.A. de C.V.
(d)  Remaining 1% owned by Indresco International Refractories, Inc.
(e)  Remaining 1% owned by Harbison-Walker Refractories Company.
(1) Share holding interest actually held by South African branch of Indresco Netherlands B.V.